UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2011

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio	45840-3229
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Equity Awards

On June 30, 2011, the spin-off of Marathon Petroleum Corporation (“MPC,” “we” or “us”) from Marathon Oil Corporation (“MRO”) was completed through the distribution of shares of our common stock to holders of outstanding shares of MRO’s common stock (the “Spin-off”). In connection with the Spin-off, we entered into an Employee Matters Agreement with MRO. We filed a copy of the Employee Matters Agreement with the Securities and Exchange Commission (the “SEC”) on May 26, 2011 as an exhibit to a Registration Statement on Form 10 (the “Form 10”). The Employee Matters Agreement was amended on June 30, 2011 (as amended, the “EMA”), and we filed a copy of the Amendment to Employee Matters Agreement with the SEC on July 1, 2011 as an exhibit to a Current Report on Form 8-K.

At the time of the Spin-off, outstanding equity awards that had been previously granted pursuant to the MRO Stock Plans (as such term is defined within the EMA) to our directors and employees were adjusted and new MPC equity awards were granted pursuant to the terms of the EMA (the “Spin-off Adjusted Equity Awards”). As noted in the Form 10, the Spin-off Adjusted Equity Awards were intended to generally preserve the intrinsic value of the original MRO awards.

The methodology set forth within the EMA to calculate the Spin-off Adjusted Equity Awards relied on a ratio of the simple average of the high and low trading prices reported for a share of MRO common stock for June 30, 2011 and the simple averages of the high and low trading prices reported for a share of MRO and MPC common stock for July 1, 2011. However, on July 1, during a period of heightened volatility of approximately 30 seconds in duration, trades of MPC common stock occurred on other exchanges at prices well above the day’s trading range on the NYSE primary market. These trades had a significant adverse effect on the calculation of the Spin-off Adjusted Equity Awards. Consequently, on December 5, 2011, our Board approved new grants of approximately 13,000 MPC restricted stock units, approximately 9,700 shares of MPC restricted stock and options for approximately 363,000 shares of MPC common stock to a total of approximately 300 recipients, including six of the non-employee members of our Board and the five named executive officers set forth below.

The number of new MPC restricted stock units, shares of MPC restricted stock and MPC stock options granted to each recipient was determined through an assessment by our Board in consultation with its independent compensation consultant of the adverse effect of the aberrant trades on the Spin-off Adjusted Equity Awards. The exercise price for all of the new options is the closing stock price of MPC common stock on the grant date of December 5, 2011.

All of these new grants were made pursuant to the Marathon Petroleum Corporation Second Amended and Restated 2011 Incentive Compensation Plan (the “Plan”).

The new MPC equity awards described in this Current Report on Form 8-K include the following awards granted to the MPC named executive officers listed below:

Name	Awards
Richard D. Bedell	503	shares of MPC restricted stock and stock options for	7,972 MPC shares
Gary R. Heminger	3,230	shares of MPC restricted stock and stock options for	36,856 MPC shares
Anthony R. Kenney	625	shares of MPC restricted stock and stock options for	7,131 MPC shares
Garry L. Peiffer	690	shares of MPC restricted stock and stock options for	8,413 MPC shares
J. Michael Wilder	535	shares of MPC restricted stock and stock options for	5,666 MPC shares

Each MPC restricted stock award and MPC stock option award granted to the MPC named executive officers will vest in three approximately equal amounts on each of the following dates: December 5, 2012, December 5, 2013, and December 5, 2014. The MPC stock option awards have an exercise price of $34.40 per share and a 10-year term. The MPC restricted stock awards and MPC stock option awards were made pursuant to the terms and conditions of the Plan and award agreements, the forms of which were approved and adopted by our Board on December 5, 2011 and are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Use of Company Aircraft

Pursuant to a policy adopted by our Board on May 25, 2011 that is substantially the same as the MRO corporate aircraft policy referenced in the Form 10 (the “Policy”), our named executive officers may use company aircraft for business purposes only, unless otherwise authorized by our President and CEO for named executive officers generally, or by the Chairman of our Board for our President and CEO.

To promote the safety, security and productivity of our President and CEO, on December 5, 2011, the Corporate Governance and Nominating Committee of our Board revised the Policy by authorizing the personal use of company aircraft by our President and CEO with the proviso that any such personal use shall be reported to our Board’s Compensation Committee on a periodic basis. Further, the value of such personal use will be taxable as income to our President and CEO with no income tax payment assistance provided by MPC.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Section 16 Officer Supplemental Restricted Stock Award Agreement

10.2	Form of Section 16 Officer Supplemental Nonqualified Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: December 7, 2011	By:	/s/ J. Michael Wilder

Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Section 16 Officer Supplemental Restricted Stock Award Agreement

10.2	Form of Section 16 Officer Supplemental Nonqualified Stock Option Award Agreement